SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:

   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Section  240.14a-11(c) or Section
         240.14a-12

                             LACROSSE FOOTWEAR, INC.
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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        0-11.

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
                             LACROSSE FOOTWEAR, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 12, 1997

   To the Shareholders of
     LaCrosse Footwear, Inc.:

             NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of LaCrosse Footwear, Inc. will be held on Thursday, June 12, 1997, at 10:00 A.M., local time, at the LaCrosse Footwear Retail Store, 1320 St. Andrew Street, La Crosse, Wisconsin 54603, for the following purposes:

             1. To elect three directors to hold office until the 2000 annual meeting of shareholders and until their successors are duly elected and qualified.

             2. To consider and act upon a proposal to approve the LaCrosse Footwear, Inc. 1997 Employee Stock Incentive Plan.

             3. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

             The close of business on April 18, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

             A proxy for the meeting and a proxy statement are enclosed herewith.

                                 By Order of the Board of Directors
                                 LACROSSE FOOTWEAR, INC.


                                 Thomas S. Sleik
                                 Secretary

   La Crosse, Wisconsin
   May 7, 1997


   YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                             LACROSSE FOOTWEAR, INC.
                             1319 St. Andrew Street
                           La Crosse, Wisconsin 54603


                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 12, 1997


             This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of LaCrosse Footwear, Inc. (the "Company") beginning on or about May 7, 1997 in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Thursday, June 12, 1997, at 10:00 A.M., local time, at the LaCrosse Footwear Retail Store, 1320 St. Andrew Street, La Crosse, Wisconsin 54603 and all adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

             Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

             A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the three persons nominated for election as directors referred to herein, FOR the proposal to approve the LaCrosse Footwear, Inc. 1997 Employee Stock Incentive Plan (the "1997 Plan") and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors and the proposal to approve the 1997 Plan, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

             Only holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on April 18, 1997 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 6,667,727 shares of Common Stock, each of which is entitled to one vote per share.

                              ELECTION OF DIRECTORS

             The Company's By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect three directors to hold office until the 2000 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the three persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by inspectors of election appointed by the Board.

             The following sets forth certain information, as of April 18, 1997, about the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

                   Nominees for Election at the Annual Meeting

                    Terms expiring at the 2000 Annual Meeting

             Patrick K. Gantert, 47, has served as President, Chief Executive Officer and as a director of the Company since December 1994. Prior thereto, Mr. Gantert served as Executive Vice President and Chief Operating Officer since August 1993 and as Executive Vice President since June 1992. From March 1985, when he joined the Company, until June 1992, Mr. Gantert was Vice President-Finance. Mr. Gantert is a director of First Bancorporation, Inc.

             Virginia F. Schneider, 72, has served as a director of the Company since June 1990.

             Luke E. Sims, 47, has served as a director of the Company since December 1985. Mr. Sims has been a partner in the law firm of Foley & Lardner, Milwaukee, Wisconsin, since 1984 and has been an attorney with such firm since 1976. Foley & Lardner has acted as general counsel for the Company since 1982. Mr. Sims is a director of The Louis Allis Company, Wilson-Hurd Mfg. Co. and Ronald McDonald House Charities of Eastern Wisconsin, Inc.


   THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.

                         Directors Continuing in Office

                    Terms expiring at the 1998 Annual Meeting

             George W. Schneider, 74, was elected to the Board of Directors of the Company's predecessor in 1968 and was the principal investor and motivating force behind the management buyout of the Company's predecessor in 1982. Since 1982, Mr. Schneider also has served as Chairman of the Board of the Company. Mr. Schneider's background is in banking and real estate. He was the principal organizer of Bay Cities National Bank, Redondo Beach, California, and served as its Chairman of the Board from 1982 until the bank was acquired in December 1995. Mr. Schneider also served as a director and Vice Chairman of the Board of Directors of Little Company of Mary Health Systems, Little Company of Mary Hospital and San Pedro Peninsula Hospital for many years, but relinquished those positions in 1995.

             Eric E. Merk, Sr., 54, has served as Vice President - Danner and as a director of the Company since the March 1994 completion of the Company's acquisition of Danner Shoe Manufacturing Co. ("Danner"). Prior to joining the Company, Mr. Merk was a significant shareholder and President of Danner since purchasing Danner in 1983. Mr. Merk is a director of the Oregon Corporation for Affordable Housing, Inc. and InSport International Inc.

                    Terms expiring at the 1999 Annual Meeting

             Frank J. Uhler, Jr., 66, has served as Vice Chairman of the Board of the Company since December 31, 1994 and as a director since he joined the Company in June 1978. From June 1978 until 1982, Mr. Uhler served as President and from 1982 until December 31, 1994 he served as President and Chief Executive Officer of the Company. Along with Mr. George W. Schneider, Mr. Uhler was the other principal member of the management group that acquired the Company's predecessor in 1982. Mr. Uhler is a director of the Rubber and Plastic Footwear Manufacturers Association and Franciscan Skemp Health Care System.

             Richard A. Rosenthal, 64, has served as a director of the Company since June 1990. Mr. Rosenthal was the Director of Athletics at the University of Notre Dame from 1987 until August 1, 1995. Mr. Rosenthal is a director of Athey Products Corporation, Advanced Drainage Systems, Inc., the Corporation for Innovative Development, Goshen Rubber Company, RFE Investment Partners, Zimmer Paper Products, Inc., Beck Corporation, Toetco Engineering, Inc. and St. Joseph Capital Corporation.

             George W. Schneider and Virginia F. Schneider are husband and wife. Joseph P. Schneider, an officer of the Company, is the son of George W. and Virginia F. Schneider. None of the other directors or executive officers are related to each other.

                               BOARD OF DIRECTORS

   General

             The Board has standing Audit and Compensation Committees. The Audit Committee is responsible for recommending to the Board the appointment of independent auditors, reviewing and approving the scope of the annual audit activities of the auditors, approving the audit fee payable to the auditors and reviewing audit results. Richard A. Rosenthal (Chairman), George W. Schneider and Luke E. Sims are members of the Audit Committee. The Audit Committee held one meeting in 1996.

             The Compensation Committee reviews and recommends to the Board the compensation structure for the Company's directors, officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation, and administers the Company's 1993 Employee Stock Incentive Plan (the "1993 Plan") and the 1997 Plan. Luke E. Sims (Chairman), Virginia F. Schneider and Richard A. Rosenthal are members of the Compensation Committee. The Compensation Committee held one meeting in 1996.

             The Board has no standing nominating committee. The Board selects the director nominees to stand for election at the Company's annual meetings of shareholders and to fill vacancies occurring on the Board. The Board will consider nominees recommended by shareholders, but has no established procedures which shareholders must follow to make a recommendation.

             The Board held five meetings in 1996. Each director attended all of the meetings of the Board and all of the meetings held by all committees of the Board on which such director served during the year.

   Director Compensation

             Directors who are executive officers of the Company receive no compensation as such for service as members of either the Board or committees thereof. Directors who are not executive officers of the Company receive an annual retainer of $12,500 (assuming four quarterly Board meetings), a pro rata fee in the event of a major special Board meeting, and a fee of $1,000 for each committee meeting attended if such meeting is held on a day other than a day on which a regular Board meeting is held (except that the fee payable for such a committee meeting is reduced to $500 if the meeting is one hour or less).

                             PRINCIPAL SHAREHOLDERS

             The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 18, 1997 by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.
                                                                Percent of
                                              Shares of        Common Stock
                                            Common Stock       Beneficially
         Name of Beneficial Owner       Beneficially Owned(1)      Owned

    Schneider Family Voting Trust(2)         3,480,501               52.2%

    George W. Schneider(3)  . . . . .        1,355,505(2)            20.3%

    Virginia F. Schneider(3)  . . . .        1,355,505(2)            20.3%

    Firstar Corporation(4)  . . . . .          494,616                7.4%

    Firstar Trust Company(5)  . . . .          489,800(4)             7.3%

    The Putnam Advisory Company,
     Inc.(6)  . . . . . . . . . . . .          357,700                5.4%

    Joseph P. Schneider . . . . . . .          233,104(2)             3.5%

    Eric E. Merk, Sr. . . . . . . . .          121,140(7)             1.8%

    Frank J. Uhler, Jr. . . . . . . .          110,775(8)             1.7%

    Patrick K. Gantert  . . . . . . .           70,250                1.1%

    Luke E. Sims  . . . . . . . . . .           34,000(9)              *

    Richard A. Rosenthal  . . . . . .           21,750                 *

    David R. Llewellyn  . . . . . . .            5,500                 *
    All directors, nominees and
    executive officers as a group
     (19 persons) . . . . . . . . . .        1,992,816(2)(10)        29.6%

   _______________________
   * Denotes less than 1%.

   (1) Includes the following shares subject to stock options which are exercisable within 60 days of April 18, 1997: Joseph P. Schneider, 6,200 shares; Patrick K. Gantert, 13,000 shares; David R. Llewellyn, 4,500 shares and all directors, nominees and executive officers as a group, 57,950 shares.

   (2) Substantially all of the shares of Common Stock beneficially owned by George W. Schneider, Virginia F. Schneider and 18 other members of the Schneider family have been deposited into a voting trust ("Voting Trust"), pursuant to which the five trustees thereof (currently, George W. Schneider, Virginia F. Schneider, Joseph P. Schneider, Steven M. Schneider and Patrick Greene), acting by majority action, have shared voting power (shared with the beneficiaries of the Voting Trust) and sole investment power over all such shares. The terms of the Voting Trust are more particularly described below under "--Voting Trust." Shares held in the Voting Trust include shares reported above as beneficially owned by other named persons as follows: (a) 1,320,505 of the shares reported as beneficially owned by each of George W. Schneider and Virginia F. Schneider, as co-trustees of the George W. and Virginia F. Schneider Trust U/A dated September 1, 1987, (b) 177,254 of the shares reported as beneficially owned by Joseph P. Schneider, and (c) 1,497,759 of the shares reported as beneficially owned by the directors, nominees and executive officers of the Company as a group. The address of the Voting Trust is 1319 St. Andrew Street, La Crosse, Wisconsin 54603.

   (3) Shares of Common Stock reported as beneficially owned by George W. Schneider and Virginia F. Schneider include (a) 3,000 shares which are deposited in the George W. and Virginia F. Schneider Trust U/A dated September 1, 1987 over which Mr. and Mrs. Schneider, as co-trustees, have shared voting and investment power and (b) 32,000 shares which are held by a charitable foundation in which Mr. and Mrs. Schneider are trustees (Mr. and Mrs. Schneider disclaim beneficial ownership of these 32,000 shares). See also footnote 2. The address of George W. and Virginia F. Schneider is 1319 St. Andrew Street, La Crosse, Wisconsin 54603. The address of the George W. and Virginia F. Schneider Trust U/A dated September 1, 1987 is P.O. Box 71, Redondo Beach, California 90277.

   (4)  The information is based on Amendment Number 2 to a report on
        Schedule 13G, dated February 13, 1997, filed by Firstar Corporation ("Firstar") with the Securities and Exchange Commission. Firstar reported sole voting and investment power over 494,216 of the shares and shared voting and investment power over 400 of the shares.
        Shares held by Firstar include 489,800 shares reported above as beneficially owned by Firstar Trust Company, a subsidiary of Firstar. The address of Firstar is 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

   (5)  The information is based on Amendment Number 1 to a report on
        Schedule 13G, dated February 12, 1996, filed by Firstar Trust Company with the Securities and Exchange Commission. Firstar Trust Company reports beneficial ownership of these shares as the sole trustee of the George and Virginia Schneider Grandchildren's Trust. The address of Firstar Trust Company is 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

   (6)  The information is based on Amendment Number 1 to a report on
        Schedule 13G, dated January 27, 1997, filed by Marsh & McLennan Companies, Inc. ("MMC"), Putnam Investments, Inc. ("PI"), Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. (collectively, "Putnam") with the Securities and Exchange Commission. Certain Putnam investment managers (together with their parent corporations, PI and MMC) are considered beneficial owners of the shares of Common Stock indicated in the table, which shares were acquired for investment purposes only by such investment managers for certain of their advisory clients. Putnam reported sole voting power with respect to none of the shares, shared voting power with respect to 187,100 of the shares, sole investment power with respect to none of the shares and shared investment power with respect to all of the shares. The address of MMC is 1166 Avenue of the Americas, New York, New York 10036 and the address of the other Putnam entities is One Post Office Square, Boston, Massachusetts 02109.

   (7) Includes 60,570 shares held by Mr. Merk's wife, over which she has sole voting and investment power. Mr. Merk disclaims beneficial ownership of the shares held by his wife.

   (8) Includes 58,885 shares held by a trust in which Mr. Uhler is one of the trustees. Mr. Uhler disclaims beneficial ownership of these 58,885 shares.

   (9) Includes 18,000 shares held of record by Mr. Sims' wife for the benefit of their three minor children.

   (10) Includes 3,172 shares held by the Company's 401(k) Plan based on a plan statement dated as of December 31, 1996.

   Voting Trust

             To help ensure the continuity and stability of the management of the Company, George W. and Virginia F. Schneider and 12 other members of their family, including certain affiliated entities, entered into a voting trust agreement in June 1982. Pursuant to the trust agreement, as amended, all shares of Common Stock held by such individuals and entities were initially deposited into the voting trust created thereunder (the "Voting Trust"). Each depositor and beneficiary holding Voting Trust certificates issued thereunder (which now includes 18 other members of the Schneider family) also agreed (with certain limited exceptions) to transfer to the Voting Trust all shares of Common Stock thereafter acquired.

             Under the Voting Trust, the five trustees (currently, George W. Schneider, Virginia F. Schneider, Joseph P. Schneider, Steven M. Schneider and Patrick Greene), acting by majority action, are vested with the exclusive right to sell, transfer or dispose of the deposited shares and to vote such deposited shares in their discretion on all matters on which such shares are entitled to vote; provided, however, that in the event of a proposed recapitalization, reorganization, merger, consolidation, liquidation, sale of all or substantially all of the assets of the Company or a comparable transaction, in addition to the necessary vote of the trustees, any such action shall also require the affirmative vote or consent of the beneficiaries holding Voting Trust certificates representing at least 75% of the aggregate number of votes of the then deposited shares. The beneficiaries also are entitled to receive all cash dividends or other distributions (other than in capital stock of the Company) declared and paid on the deposited shares.

             The deposited shares may only be withdrawn from the Voting Trust by a beneficiary prior to the expiration or termination of the Voting Trust if the trustees allow such withdrawal.

             The Voting Trust continues in effect until April 1, 2000, and thereafter for up to two additional successive five-year periods if the trustees so elect. Notwithstanding the foregoing, in the event of a reorganization, merger or consolidation in which the Company does not survive, a liquidation of the Company, a sale of all or substantially all of the assets of the Company or sale of all the Common Stock held by the trustees under the Voting Trust, the Voting Trust shall automatically terminate. Additionally, the Voting Trust may be terminated at any time prior to the expiration thereof by the trustees with the affirmative vote or consent of the beneficiaries holding Voting Trust certificates representing at least 75% of the aggregate number of votes of the then deposited shares.

             The Voting Trust also provides that the trustees shall cause the then Chief Executive Officer of the Company to be elected as a director of the Company and shall not allow the number of directors of the Company who are members of the Schneider family to exceed a majority of the directors, less one. Additionally, the trustees, subject to certain exceptions, may correct defects and omissions in the underlying trust agreement and make other amendments or modifications thereto as in their judgment may be necessary or appropriate to effectively carry out the trust agreement.
   The trustees are not entitled to receive any remuneration for serving as such under the Voting Trust.

                             EXECUTIVE COMPENSATION

   Summary Compensation Information

             The following table sets forth certain information concerning the compensation earned in each of the last three fiscal years by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose total cash compensation exceeded $100,000 in the fiscal year ended December 31, 1996. The persons named in the table are sometimes referred to herein as the "named executive officers."

                           Summary Compensation Table
                                                                                Long-Term Compensation
                                                  Annual Compensation            Awards       Payouts
                                                                               Securities    Long-Term
                                                                Other Annual   Underlying    Incentive
               Name and                                           Compensa-      Stock     Compensation      All Other
         Principal Position       Year    Salary($)   Bonus($)    tion($)(1)   Options(#)   Payouts($)    Compensation($)
    George W. Schneider           1996     $138,462   $104,769        --          --            --             $12,546(2)
        Chairman of the Board     1995      125,000       --          --          --            --              12,468
                                  1994      114,369    135,000        --          --            --              12,788

    Patrick K. Gantert            1996      147,692    114,769        --         8,000          --              30,224(3)
         President and Chief      1995      133,077     68,113        --         6,000          --              23,005
         Executive Officer        1994      109,231    132,500        --        15,000          --              32,691

    Eric E. Merk, Sr.             1996      131,109     43,294        --          --            --               5,430(5)
         Vice President-Danner(4) 1995      160,636     56,223        --          --            --               3,331
                                  1994      125,000    125,000        --          --            --               2,700

    Joseph P. Schneider           1996      106,542     42,755     $50,415       3,500          --               2,531(6)
         Vice President           1995       92,371     30,837        --         2,500          --               1,128
                                  1994       86,246     47,967        --         7,500          --               1,121

    David R. Llewellyn            1996      117,210     51,822        --         3,500          --               2,661(8)
         Vice President-Marketing 1995      113,385     37,538        --         9,500          --               2,174
         and Business             1994       78,269     39,827      29,560        --            --                 907
         Development(7)

   ___________
   (1)  Certain personal benefits provided by the Company and its subsidiaries to the named executive officers are not included in the table.  The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer's salary and bonus in each respective year, except for (a) Mr. J. Schneider who in
        1996 received benefits aggregating $50,415 (which amount includes
        $34,356 in relocation and moving expenses paid by the Company and a
        $16,059 tax reimbursement payment by the Company in connection with such expenses) and (b) Mr. Llewellyn who in 1994 received benefits aggregating $29,560 (which amount includes $18,745 in relocation and moving expenses paid by the Company and a $10,815 tax reimbursement payment by the Company in connection with such expenses).

   (2) Includes $10,388 for term life insurance premiums and a $2,158 matching contribution under the Company's 401(k) Plan.

   (3)  Includes $26,635 accrued under the Company's Deferred Compensation
        Plan for Key Employees, $1,189 for term life insurance premiums and a $2,400 matching contribution under the Company's 401(k) Plan.

   (4) Mr. Merk was elected Vice President-Danner in connection with the Company's March 1994 acquisition of Danner.

   (5)  Includes $2,430 accrued under the Company's Deferred Compensation
        Plan for Key Employees and a $3,000 matching contribution under the Company's 401(k) Plan.

   (6) Includes $66 for term life insurance premiums and a $2,465 matching contribution under the Company's 401(k) Plan.

   (7)  Mr. Llewellyn was elected Vice President-Marketing and Business
        Development in April 1994.

   (8) Includes $450 for term life insurance premiums and a $2,211 matching contribution under the Company's 401(k) Plan.


   Stock Options

             The Company has in effect the 1993 Plan and the 1997 Plan (which is contingent on approval by the shareholders at the Annual Meeting) pursuant to which options to purchase Common Stock may be granted to officers and other key employees of the Company and its subsidiaries. The following table presents certain information as to grants of stock options made during fiscal 1996 to Patrick K. Gantert, Joseph P. Schneider and David R. Llewellyn. No other named executive officer was granted options in fiscal 1996.

                                                  Option Grants in 1996 Fiscal Year
                                                                                         Potential Realizable Value at Assumed
                                                  Individual Grants                     Annual Rates of Stock Price Appreciation
                                                                                                for Option Term (2)
                               Number of         Percent of
                               Securities       Total Options                                 At 0%        At 5%        At 10%
                               Underlying        Granted to       Exercise or                 Annual       Annual       Annual
                              Options Granted    Employees in     Base Price   Expiration     Growth       Growth       Growth
    Name                          (#)(1)         Fiscal Year      ($/Share)       Date         Rate         Rate         Rate
    Patrick K. Gantert . . .       8,000              9.0%          $9.06        1/2/06          0         $45,582     $115,514

    Joseph P. Schneider. . .       3,500              3.9%           9.06        1/2/06          0          19,942       50,538

    David R. Llewellyn . . .       3,500              3.9%           9.06        1/2/06          0          19,942       50,538

   ____________
   (1)  The options reflected in the table (which are nonstatutory options for purposes of the Internal Revenue Code) were granted on January 2,
        1996, and became or will become exercisable in 20% increments on
        January 2, 1997, 1998, 1999, 2000 and 2001.

   (2) This presentation is intended to disclose the potential value which would accrue to the optionee if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Common Stock.


             The following table sets forth information regarding the exercise of stock options by the named executive officers during the 1996 fiscal year and the fiscal year-end value of unexercised options held by such persons. Messrs. G. Schneider and Merk did not hold any options to acquire Common Stock as of December 31, 1996 and are accordingly not reflected in the table.

                                        Aggregated Option Exercises in 1996
                                   Fiscal Year and Fiscal Year-End Option Values
                                                                Number of Securities        Value of Unexercised In-the-
                                                               Underlying Unexercised          Money Options at Fiscal
                                                           Options at Fiscal Year-End(#)            Year-End ($)
                         Shares Acquired  Value Realized
    Name                 on Exercise (#)        ($)         Exercisable     Unexercisable   Exercisable  Unexercisable(2)
    Patrick K. Gantert          --              --                7,200         21,800           (1)          $14,520

    Joseph P. Schneider         --              --                3,500         10,000           (1)           6,352

    David R. Llewellyn          --              --                1,900         11,100           (1)           6,352

   ____________

   (1) Not applicable. The fair market value of the underlying Common Stock at fiscal year-end was less than the exercise price of the options.

   (2) The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, respectively.


   Retirement Plan

             The Company's Retirement Plan (the "Salaried Plan") covers substantially all salaried employees of the Company. The table set forth below illustrates the estimated annual benefits payable as a single life annuity upon retirement pursuant to the current Salaried Plan formula for various levels of compensation and years of service, assuming retirement after attainment of age 65 during 1997.

                               Pension Plan Table

      Average                          Years of Service
       Annual
    Compensation    15          20          25         30          35

     $100,000     $10,500     $14,000     $17,500    $21,000     $24,500
      125,000      13,125      17,500      21,875     26,250      30,625
      150,000      15,750      21,000      26,250     31,500      36,750
      175,000      18,375      24,500      30,625     36,750      42,875
      200,000      21,000      28,000      35,000     42,000      49,000
      225,000      23,625      31,500      39,375     47,250      55,125

             The Salaried Plan is a qualified noncontributory plan that provides for fixed benefits to participants and their survivors in the event of normal (age 65) or early (age 55) retirement. Participants who have worked for the Company for five years and who leave the Company for any reason other than death, disability or early retirement are entitled to a portion of the benefits that they would have earned under the Salaried Plan had they worked for the Company until normal retirement age. Early retirement benefits are reduced to reflect early commencement.

             Compensation covered by the Salaried Plan is a participant's total remuneration, including salary and bonus, as shown in the Summary Compensation Table, but excluding deferred compensation and fringe and welfare benefits. Benefits are based on a participant's average monthly compensation for the 60 consecutive calendar months of the 120 calendar months preceding termination of employment for which his or her compensation was the highest. Under the Salaried Plan, only compensation up to the limits imposed by the Internal Revenue Code is taken into account. The 1996 compensation limit applicable to the Salaried Plan was $155,000. Benefits are not subject to any deduction for Social Security or other offset amounts. The number of credited years of service under the Salaried Plan for each of the named executive officers (other than Mr. Merk, who does not participate in the plan) as of December 31, 1996 are as follows: Mr. G. Schneider, 15 years; Mr. Gantert, 12 years; Mr. J. Schneider, 11 years; and Mr. Llewellyn, 3 years. Pursuant to the terms of the Salaried Plan, Mr. G. Schneider began receiving benefits in 1994.

   Deferred Compensation Plan for Key Employees

             The Company has a non-qualified, unfunded Deferred Compensation Plan for Key Employees under which it makes annual awards to the bookkeeping accounts of certain participating employees. Mr. Gantert is entitled to an award under the plan each year pursuant to his employment agreement with the Company (see below under "--Agreements with Named Executive Officers"). The Board may, but is not required to, make awards to the other plan participants. Regardless of whether an award is made in any given year, each participant's bookkeeping account in the plan is credited or debited annually based on the Company's net income or loss for that year. Four key employees had account balances in the plan in 1996 and all such accounts were credited during such year; however, only Mr. Gantert received an award from the Company in 1996. Participants in the Company's Deferred Compensation Plan for Key Employees generally receive their account balances upon the first of the following events to occur:
   (i) at any time at the sole discretion of the Board; (ii) a merger or consolidation in which the Company does not survive, a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company; (iii) termination of employment, whether with or without cause; (iv) death or disability; or (v) retirement at age 62 or thereafter. Notwithstanding the foregoing, a participant who retires on or after age 62 may elect to defer receipt of his or her account balance and receive interest on such balance at the rate, determined annually, equal to the then current two-year United States Treasury rate (provided that retirees on or before January 1, 1997 will continue to receive interest on his or her account balance at 8% per annum).

   Agreements with Named Executive Officers

             In July 1992, the Company entered into an Employment Agreement with Patrick K. Gantert providing for a minimum base salary of $100,000 in 1993, $109,000 in 1994, $119,000 in 1995 and $150,000 in 1996, an annual incentive bonus up to the amount of his base salary in any given year (or a greater amount under certain circumstances) that is based upon the Company achieving certain operating results, annual contributions of $10,000 on Mr. Gantert's behalf to the Company's Deferred Compensation Plan for Key Employees, $500,000 of life insurance and a non-compete agreement. Under this agreement, as amended, the Company agreed to employ Mr. Gantert as its Executive Vice President and, effective January 1, 1996 (subsequently advanced to December 31, 1994 upon the retirement of Mr. Uhler from his positions as President and Chief Executive Officer), its President, Chief Executive Officer and Chief Operating Officer, until December 31, 1996, with the term of employment automatically renewed for successive one-year periods thereafter unless notice is given of non-renewal at least two years prior to December 31, 1996 or the end of the then current term. Notwithstanding the above, Mr. Gantert's employment may terminate prior to the end of the term in the event of Mr. Gantert's death, disability, termination (whether for good cause or voluntarily by the Company or Mr. Gantert), retirement or upon the consummation of certain extraordinary corporate events. If Mr. Gantert's employment is terminated because of his disability, by the Company for good cause or upon the consummation of certain extraordinary corporate events, then Mr. Gantert is entitled to continue to receive his base salary and, in the last situation, his incentive compensation for periods ranging from three to twelve months. If Mr. Gantert's employment is voluntarily terminated by the Company for any reason other than good cause, Mr. Gantert is entitled to receive his base salary and incentive compensation for 24 months. The covenant not to compete contained in Mr. Gantert's Employment Agreement is for the term of the agreement and for a period of two years following termination of his employment; provided that, if Mr. Gantert's employment is terminated by the Company without cause, the covenant not to compete will extend only through the period for which Mr. Gantert is entitled to termination payments.

             In connection with the consummation of the Company's acquisition of Danner in March 1994, the Company entered into an Employment Agreement with Eric E. Merk, Sr., which was amended in June 1995, pursuant to which the Company agreed to employ Mr. Merk as the President of the Company's subsidiary which acquired Danner and Vice President-Danner of the Company until the earlier of December 2000 or his death, disability or termination for good cause, and Mr. Merk agreed to such employment on substantially a full-time basis until December 1995 and on a half-time basis from January 1996 to December 2000. Under this agreement, as amended, Mr. Merk (i) was entitled to receive a minimum annual base salary of $150,000 in 1994 and $160,636 in 1995, an incentive bonus in 1994 of up to $125,000 that was based upon the performance of the Danner business and an incentive bonus in 1995 calculated under the incentive compensation program for the Company's officers and other key employees (which awards bonuses based 50% on Company operating profit, 35% on functional operating plan achievement and 15% on individual performance; see "--Report on Executive Compensation" below) and (ii) is entitled to receive a minimum annual base salary of $126,700 in 1996, $108,600 in 1997, $90,500 in 1998, $72,400 in
   1999 and $54,300 in 2000, subject to cost of living adjustments, as well as an annual incentive bonus calculated under the Company's incentive compensation program for officers and other key employees. Mr. Merk's Employment Agreement also contains a covenant not to compete that is in effect during the term of his employment and for a period of two years thereafter.

             In June 1994, the Company entered into an Employment Agreement with David R. Llewellyn providing for an annual base salary of $110,000 per year (subject to annual adjustment to reflect increases in the base salaries of certain groups of executives of the Company), the right to participate in the annual incentive compensation program for the Company's officers and other key employees, a post-employment consulting arrangement, the grant of options to purchase 7,500 shares of Common Stock under the 1993 Plan on the first anniversary of the agreement, the payment of certain moving and relocation expenses and a non-compete agreement. Under this agreement, the Company agreed to employ Mr. Llewellyn as its Vice President-Marketing and Business Development from April 18, 1994, until the earlier of November 1, 1999, or his death, disability, termination for good cause, voluntary termination or material breach. The agreement also provides that upon the natural expiration of the term of employment on November 1, 1999, the Company and Mr. Llewellyn will enter into a consulting agreement pursuant to which Mr. Llewellyn will provide a minimum of 500 hours per year of consulting services to the Company at a rate of $100 per hour for three years (subject to earlier termination in the event of Mr. Llewellyn's prior death or disability). The covenant not to compete contained in Mr. Llewellyn's Employment Agreement is for the term of the agreement and for a period of three years following termination of his employment with the Company.

   Report on Executive Compensation

             The Compensation Committee of the Board is responsible for all aspects of the Company's compensation package offered to its corporate officers, including the named executive officers. The following report was prepared by the members of the Compensation Committee.

             The Company's executive compensation program is designed to be closely linked to corporate performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain qualified executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and shareholder interests through the use of equity-based compensation plans and to provide a compensation package that recognizes individual contributions as well as overall business results.

             During 1993, the Company retained nationally-recognized compensation consultants to advise it with respect to compensation issues. The first step in the overall review of executive compensation was an analysis of the duties and responsibilities of each Company executive. This resulted in an objective ranking of the relative duties and responsibilities of each Company executive vis-a-vis other Company executives. Subsequently, the Company's consultants compared the compensation for each Company executive with general market data for individuals with comparable job responsibilities. The Company's consultants summarized their conclusions on Company executive compensation in a report finalized in December 1993. The results of this study have provided the framework for determining compensation for executives of the Company. Given the time that has elapsed since the 1993 compensation survey was concluded, the Compensation Committee intends to retain the same compensation consultants to update their report, if appropriate, and make further recommendations. This effort is expected to be concluded by mid-1997, and any desired changes will be promptly implemented.

             The Compensation Committee determines the compensation of the Chairman of the Board and the Chief Executive Officer, and sets the policy for, reviews and approves the recommendations of management (subject to such adjustments as may be deemed appropriate by the Compensation Committee and subject to the Board's and/or the Compensation Committee's sole discretion regarding awards of stock options) with respect to the compensation awarded to other corporate officers (including the other named executive officers).

             The key elements of the Company's executive compensation program consist of base salary, annual bonus opportunity and grants of stock options. Although the Compensation Committee believes strongly in offering compensation opportunities competitive with those of comparable companies within the Company's industry, the most important considerations in setting annual compensation are Company performance and individual contributions. A general description of the elements of the Company's compensation program, including the basis for the compensation awarded to the Company's Chief Executive Officer for 1996, are discussed below.

             Base Salaries. Base salaries are initially determined by evaluating the responsibilities of the position, the experience of the individual and the salaries for comparable positions in the competitive marketplace. Base salary levels for the Company's executive officers are generally positioned at market competitive levels for comparable positions in manufacturing companies of similar size. In determining annual salary adjustments for executive officers, the Compensation Committee considers various factors including the individual's performance and contribution, competitive salary increase levels provided by the marketplace, the relationship of an executive officer's salary to the market competitive levels for comparable positions, and the Company's performance. In the case of executive officers with operating responsibility for a particular business unit, such unit's financial results are also considered. The Compensation Committee, where appropriate, also considers nonfinancial performance measures such as manufacturing efficiency gains, improvements in product quality and relations with customers, suppliers and employees. Nonfinancial measures used for executive officers are determined on a case-by-case basis and the Compensation Committee does not assign any specific weight to any one of these factors. The base salaries paid to three named executive officers, including Mr. Gantert, are also based on their employment agreements with the Company. See above under "-- Agreements with Named Executive Officers."

             With respect to the base salary paid to Mr. Gantert in 1996, the Compensation Committee increased his base salary by 11% from $135,000 (effective February 1, 1995) to $150,000 (effective February 1, 1996) in accordance with his employment agreement as well as to reflect the Compensation Committee's assessment of the factors listed above.

             Annual Bonus. Except for Mr. Gantert, who is entitled to receive an annual incentive bonus calculated under his employment agreement with the Company (see below and under "--Agreements with Named Executive Officers" above), the Company's executive officers are eligible for annual cash bonus awards under the Company's incentive compensation program. Under this program, corporate and operational performance objectives are established at the beginning of each year and eligible executives are assigned minimum, target and maximum bonus levels. For these executives, the bonus award is based 50% on Company operating profit, 35% on functional operating plan achievement and 15% on individual performance.

             Under his employment agreement with the Company, Mr. Gantert is entitled to an annual incentive bonus up to the amount of his base salary in any given year (or a greater amount at the sole discretion of the Board if the Company's return on net assets exceeds a specified percentage) that is based upon the Company's operating profit before certain bonuses are paid and return on net assets. Based on the Company's performance in 1996, Mr. Gantert was awarded a bonus of $114,769 in 1996, which was slightly higher than the level dictated by his employment agreement. In evaluating Mr. Gantert's performance during 1996, the Compensation Committee and the Board noted, among other things, the strategic steps taken by the Company in acquiring certain assets of Red Ball, Inc. and concluding the Rainfair, Inc. acquisition.

             The Compensation Committee recommended (and the Board approved) a bonus of $104,769 for 1996 for Mr. George Schneider, the Company's Chairman of the Board.

             Stock Options. The Company's 1993 Plan and the 1997 Plan being submitted to the shareholders for their approval at the Annual Meeting are designed to encourage and create ownership of Company common stock by key executives, thereby promoting a close identity of interests between the Company's management and its shareholders. The 1993 Plan and the 1997 Plan are designed to motivate and reward executives for long-term strategic management and the enhancement of shareholder value. The Compensation Committee has determined that annual stock option grants to the Company's key employees, including key executive officers, is consistent with the Company's best interest and the Company's overall compensation program.

             In determining the number of stock options to be granted, the Compensation Committee considers a variety of factors, including the executive's level of responsibility, relative contributions to the Company and existing level of ownership of Company Common Stock. Consideration is also given to an executive's potential for future responsibility and contributions to the Company as well as the aggregate number of stock options proposed to be granted with a view towards ensuring that aggregate compensation for Company executives is appropriate. Stock options are granted with an exercise price equal to the market value of the Common Stock on the date of grant. Stock options granted in 1996 vest and become exercisable in 20% increments over a five-year period from the date of grant. Vesting schedules are designed to encourage the creation of shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years and the executive remains in the Company's employ.

             The Board, acting on the recommendation of the Compensation Committee, granted stock options during 1996 to key employees under an informal five-year plan adopted in 1993 and designed to provide annual grants of stock options to key employees.

             Section 162(m) Limitation. The Company anticipates that all 1997 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code. Therefore, the Compensation Committee determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

                             LACROSSE FOOTWEAR, INC.
                             COMPENSATION COMMITTEE

                             Luke E. Sims, Chairman
                              Richard A. Rosenthal
                              Virginia F. Schneider

   Compensation Committee Interlocks and Insider Participation

             The current members of the Compensation Committee are identified above. Luke E. Sims, the Chairman of the Compensation Committee, is a partner in the law firm of Foley & Lardner, Milwaukee, Wisconsin, which has served as general counsel for the Company since 1982.

                             PERFORMANCE INFORMATION

             The following graph compares on a cumulative basis changes since April 8, 1994 (the date on which the Common Stock was first publicly traded) in (a) the total shareholder return on the Common Stock with (b) the total return on the Nasdaq Market Index and (c) the total return on the Media General Financial Services Footwear Industry Group Index (the "MG Industry Group Index"). Such changes have been measured by dividing
   (a) the sum of (i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by
   (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on April 8, 1994 in Common Stock, the Nasdaq Market Index and the MG Industry Group Index.


                            [STOCK PERFORMANCE GRAPH]


                                         December     December     December
                              April 8,      31,         31,          31,
                                1994       1994         1995         1996

    LACROSSE FOOTWEAR, INC.    $100       $80.65      $64.76      $ 80.33
    MG INDUSTRY GROUP INDEX     100       114.58      140.02       220.70
    NASDAQ MARKET INDEX         100       102.34      132.74       164.95


                                    1997 PLAN

   General

             The purpose of the 1997 Plan is to induce certain officers and other key employees to remain in the employ of the Company or its subsidiaries and to encourage such employees to secure or increase on reasonable terms their stock ownership in the Company. The 1997 Plan is intended to promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

             The Company currently has in effect the 1993 Plan. As of April 18, 1997, a total of 1,900 shares of Common Stock remained available for the granting of additional options under the 1993 Plan. To allow for additional equity-based compensation awards to be made by the Company, the 1997 Plan was adopted by the Board on November 22, 1996 and is effective as of such date, subject to approval by the shareholders at the Annual Meeting.

             The following summary description of the 1997 Plan is qualified in its entirety by reference to the full text of the 1997 Plan which is attached to this Proxy Statement as Appendix A.

   Administration

             The 1997 Plan will be administered by the Board and/or the Compensation Committee of the Board consisting of not less than two directors who are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. If at any time the Compensation Committee shall not be in existence or not consist of directors who are qualified as "non-employee directors" and "outside directors", the Board shall administer the Plan. Among other functions, the Compensation Committee and the Board each has full authority and discretion, subject to the express provisions of the 1997 Plan, to establish rules and regulations deemed necessary or advisable for the proper administration of the 1997 Plan and to determine the individuals to whom, and the time or times at which, options will be granted, the type of options, the exercise periods, limitations on exercise, the number of shares subject to each option and any other terms, limitations, conditions and restrictions on any option granted under the 1997 Plan. Subject to the express terms of the 1997 Plan, determinations and interpretations with respect thereto will be conclusive and binding on all parties.

   Eligibility

             Options may be granted under the 1997 Plan to officers and other key employees of the Company and of any of its present and future subsidiaries. A director or an officer of the Company or of a subsidiary who is not also an employee of the Company or of a subsidiary is not eligible to receive options under the 1997 Plan. Approximately 20 persons are currently eligible to receive options under the 1997 Plan, however, the Board, based upon the recommendation of the Compensation Committee, has granted special one-time stock options to approximately 40 other key employees of the Company or its subsidiaries under the 1993 Plan.

   Awards Under the 1997 Plan; Available Shares

             The 1997 Plan permits the grant to officers and other key employees of either "incentive stock options," which qualify for special income tax treatment under the Internal Revenue Code, or "nonstatutory stock options," which do not so qualify. The aggregate fair market value (determined as of the date the option is granted) of the Common Stock for which an incentive stock option is exercisable for the first time by a participant during any calendar year under the 1997 Plan or any other plan of the Company may not exceed $100,000.

             The maximum number of shares of Common Stock which may be acquired upon the exercise of options granted under the 1997 Plan is 300,000, subject to adjustment in order to prevent dilution in certain cases as described below. In the event that all or any portion of an option granted under the 1997 Plan expires unexercised, is cancelled or terminates, the shares then subject to such option will again be available for the granting of additional options under the 1997 Plan. The 1997 Plan provides that no officer or key employee may be granted options that could result in such participant receiving more than 125,000 shares of Common Stock under the 1997 Plan, which number of shares is subject to adjustment to prevent dilution in certain cases as described below. Any shares delivered pursuant to the exercise of options granted under the 1997 Plan may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.

   Terms of Options

             The option exercise price per share of Common Stock subject to any option granted to an officer or other key employee under the 1997 Plan will be determined by the Compensation Committee or the Board, but may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted; provided, however, that no incentive stock option may be granted to any officer or other key employee who, at the time such incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries unless the option exercise price of such incentive stock option is at least 110% of the fair market value of a share of Common Stock on the date of grant.

             Options granted under the 1997 Plan will expire at such time as the Compensation Committee or Board determines, except that no incentive stock option may be exercised more than ten years from the date of grant. Options cannot be exercised until the period, if any, specified by the Compensation Committee or Board has expired. If the employment of an officer or key employee terminates for any reason whatsoever, all rights to exercise an option granted pursuant to the 1997 Plan also terminate unless otherwise determined by the Compensation Committee or the Board or provided in the option agreement with such officer or key employee. Except as otherwise provided by the Compensation Committee or the Board, options are not transferrable otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the officer or key employee only by him or her. No options may be granted under the 1997 Plan after November 22, 2006.

             The purchase price for shares of Common Stock acquired upon exercise of options under the 1997 Plan may be paid in cash, by delivery of securities of the Company having a fair market value on the date of exercise equal to the option exercise price or by delivery to the Company of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the option exercise price. No shares of Common Stock will be issued under the 1997 Plan until full payment therefor has been made.

   Capital Adjustments

             In the event of a capital adjustment resulting from a stock dividend (other than a stock dividend in lieu of an ordinary cash dividend), stock split, reorganization, merger, consolidation, spin-off, recapitalization, split-up, combination or exchange of shares, or otherwise, the aggregate number and class of shares available under the 1997 Plan, the limit imposed on the number of options that may be granted to any one participant, the number and class of shares subject to each outstanding option and the exercise price for shares subject to each outstanding option, shall be appropriately adjusted by the Compensation Committee or the Board, whose determination shall be conclusive.

   Amendment and Termination

             The 1997 Plan shall terminate on November 22, 2006, unless sooner terminated as provided thereunder. The Board may at any time and from time to time terminate or amend the 1997 Plan; provided, however, that approval of the Company's shareholders for any such amendment shall also be obtained if otherwise required by (i) the Internal Revenue Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted under the 1997 Plan or to enable the Company to comply with the provisions of Section 162(m) of the Internal Revenue Code) or (ii) the listing requirements of any principal securities exchange or market on which the shares of Common Stock are then traded (in order to maintain the listing or quotation of the Common Stock thereon). No termination or amendment of the 1997 Plan may, without the participant's consent, adversely affect the rights of such participant under any option previously granted to such participant.

   Withholding

             Under the 1997 Plan, the Company may deduct and withhold from any cash otherwise payable to a participant such amount as may be required to satisfy the Company's obligation to withhold Federal, state or local taxes. In the event such amount withheld is insufficient for such purpose, the Company may require that the participant pay to the Company upon demand or otherwise make arrangements satisfactory to the Company for payment of an amount necessary to satisfy the obligation to withhold any such taxes. A participant may satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of Common Stock otherwise issuable to such participant.

   Certain Federal Income Tax Consequences

             The grant of a stock option under the 1997 Plan will create no income tax consequences to the participant or the Company. A participant who is granted a nonstatutory stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock acquired at such time over the exercise price. Although the Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant, the Company may lose all or a portion of such deduction if any of the options granted do not qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

             In general, if a participant in the 1997 Plan holds the Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the date of grant and one year from the date of exercise, the participant will recognize no income or gain as a result of exercise for regular income tax purposes. However, the excess of the fair market value of the Common Stock acquired on the date of exercise over the exercise price (the "Spread") is an adjustment for alternative minimum tax purposes and, as a result, the participant may be taxed on all or a portion of the Spread under the alternative minimum tax. Except as described below, any gain or loss realized by the participant on the disposition of the Common Stock acquired pursuant to the exercise of an incentive stock option will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If these holding period requirements are not satisfied, the participant will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the Spread. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock had been held for more than one year from the date of exercise.

   Awards under the 1997 Plan

             The following table sets forth information with respect to option grants that have been made under the 1997 Plan to date to the various individuals and groups identified below. All of such options were granted contingent upon shareholder approval of the 1997 Plan at the Annual Meeting. The options are nonstatutory stock options which vest and become exercisable in 20% increments over a five-year period from the date of grant. The options had a per share exercise price of $10.875. Other than Messrs. Gantert, J. Schneider and Llewellyn, no other named executive officer has been granted options under the 1997 Plan.

                                New Plan Benefits
                             LaCrosse Footwear, Inc.
                       1997 Employee Stock Incentive Plan

                                                        Number of Shares
    Name and Position                                   of Common Stock
                                                        Subject to Options

    Patrick K. Gantert        . . . . . . . . . . . .           9,000
      President and Chief Executive
      Officer

    Joseph P. Schneider       . . . . . . . . . . . .           2,500
      Vice President

    David R. Llewellyn        . . . . . . . . . . . .           2,500
      Vice President - Marketing
      and Business Development

    All executive officers as . . . . . . . . . . . .          21,750
      a group (16 persons)

    All employees (other than . . . . . . . . . . . .           1,250
      executive officers) as a
      group

             The Company cannot currently determine the options that may be granted to eligible participants under the 1997 Plan in the future. Such determinations will be made from time to time by the Compensation Committee and/or the Board.

             On April 18, 1997, the last reported price per share of the Common Stock on The Nasdaq National Market was $11.375.

   Vote Required

             The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting with respect to the 1997 Plan (assuming a quorum is present) is required to approve the 1997 Plan. Any shares of Common Stock not voted at the Annual Meeting with respect to the 1997 Plan (whether as a result of broker non-votes or otherwise, except abstentions) will have no impact on the vote. Shares of Common Stock as to which holders abstain from voting will be treated as votes against the 1997 Plan.

   THE BOARD RECOMMENDS A VOTE "FOR" THE 1997 PLAN AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE 1997 PLAN. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE 1997 PLAN.

                              CERTAIN TRANSACTIONS

             In March 1994, the Company consummated the acquisition of Danner. Eric E. Merk, Sr., Vice President-Danner and a director of the Company, owned 46.75% of the equity interest in Danner and his wife owned another 46.75%.

             In connection with the consummation of the acquisition of Danner, the Company entered into a lease for the Portland, Oregon facility used by the Danner business with an Oregon general partnership in which Mr. Merk and his wife have a 50% partnership interest. Under the lease, the Company pays an annual rent of $180,000, subject to an annual cost of living adjustment, and all other costs associated with owning and operating such facility, including utilities, taxes and insurance. In 1996, rent for the facility was $189,570. The lease also gives the Company a right of first refusal in the event of a proposed sale of the facility during the term of the lease. The terms of the foregoing arrangement were negotiated between the Company and the Oregon general partnership on an arms-length basis at the time of the acquisition of Danner and, on that basis, the Company believes the terms of the lease are no less favorable to the Company than could have been obtained from an unaffiliated third party.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

             Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended December 31, 1996 all its directors and executive officers complied with the Section 16(a) filing requirements, except that a Form 4 filing required upon the purchase of Common Stock through a 401(k) plan by the spouse of Mr. Rinehart, an officer of the Company, was late.

                                  MISCELLANEOUS

   Independent Auditors

             McGladrey & Pullen, LLP acted as the independent auditors for the Company in 1996 and it is anticipated that such firm will be similarly appointed to act in 1997. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

   Shareholder Proposals

             Proposals which shareholders of the Company intend to present at and have included in the Company's proxy statement for the 1998 annual meeting must be received by the Company by the close of business on January 7, 1998.

   Other Matters

             The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

                                 By Order of the Board of Directors
                                 LACROSSE FOOTWEAR, INC.


                                 Thomas S. Sleik
                                 Secretary

   May 7, 1997

                                                                   Appendix A

                             LACROSSE FOOTWEAR, INC.

                       1997 EMPLOYEE STOCK INCENTIVE PLAN

             (1) Establishment. LACROSSE FOOTWEAR, INC. (the "Company") hereby establishes a stock incentive plan for certain officers and other key employees, as described herein, which shall be known as the "LACROSSE FOOTWEAR, INC. 1997 EMPLOYEE STOCK INCENTIVE PLAN" (the "Plan"). It is intended that stock options (including both incentive stock options and nonstatutory stock options) may be granted under the Plan.

             (2) Purpose. The purpose of the Plan is to induce certain officers and other key employees to remain in the employ of the Company or its subsidiaries and to encourage such employees to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

             (3) Effective Date of the Plan. The effective date of the Plan is the date of its adoption by the Board, November 22, 1996, subject to the approval and ratification of the Plan by the shareholders of the Company within twelve months of the effective date, and any and all awards made under the Plan prior to such approval shall be subject to such approval.

             (4) Stock Subject to Plan. Subject to adjustment in accordance with the provisions of Section 8, common stock, $.01 par value per share, not to exceed 300,000 shares, may be issued pursuant to the Plan. Such shares may be authorized and unissued or treasury shares. If any options expire, are canceled, or terminate for any reason without having been exercised in full, the shares subject to the unexercised portion thereof shall again be available for the purposes of the Plan.

             (5) Administration. The Plan shall be administered by the Board and/or the Compensation Committee (the "Committee") of the Board consisting of not less than two directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulation Section 1.162-27 promulgated thereunder. If at any time the Committee shall not be in existence or not consist of directors who are qualified as"non-employee directors" and "outside directors" as defined above, the Board shall administer the Plan. To the extent permitted by applicable law, the Board may, in its discretion, delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to options to participants other than participants who are subject to the provisions of Section 16 of the Exchange Act ("Section 16 Participants"). To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

               The Committee and the Board each shall have authority to grant stock options ("Awards") to eligible employees of the Company and its present and future subsidiaries under the Plan. Subject to the express provisions of the Plan, the Committee and the Board each shall have authority to establish such rules and regulations as they deem necessary or advisable for the proper administration of the Plan, and, in their discretion, to determine the individuals to whom, and the time or times at which Awards shall be granted, the type of Awards, the exercise periods, limitations on exercise, the number of shares to be subject to each Award and any other terms, limitations, conditions and restrictions on Awards as the Committee or the Board, in its discretion, deems appropriate; provided, however, that the maximum number of shares, subject to adjustment in accordance with the provisions of Section 8, subject to Award that any one Participant (as hereinafter defined in Section 6 hereof) can be granted under the Plan during its term is 125,000. In making such determinations, the Committee and the Board may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company or its subsidiaries, and such other factors as the Committee or the Board in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee and the Board each shall also have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award agreements (which need not be identical), to waive any conditions or restrictions with respect to any Award and to make all other determinations necessary or advisable for the administration of the Plan. The Committee and Board determinations on the matters referred to in this
   Section 5 shall be conclusive.

             (6) Eligibility. Awards may be granted to officers and other key employees of the Company and of any of its present and future subsidiaries ("Participants") under the Plan. A director or an officer of the Company or of a subsidiary who is not also an employee of the Company or of a subsidiary shall not be eligible to receive an Award.

             (7)  Grants of Options.

             (a) Grant. Subject to the provisions of the Plan, the Committee and the Board each may grant stock options to Participants in such amounts as they shall determine. The Committee and the Board each shall have full discretion to determine the terms and conditions (including vesting) of all options. The Committee or Board shall determine whether an option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonstatutory stock option and shall enter into option agreements with Participants accordingly.

             (b) Option Price. The per share option price, as determined by the Committee or Board, shall be an amount not less than 100% of the fair market value of the stock on the date such option is granted (110% in the case of incentive stock options granted pursuant to Section 422(c)(5) of the Code), as such fair market value is determined by such methods or procedures as shall be established from time to time by the Committee or Board ("Fair Market Value").

             (c) Option Period. The term of each option shall be as determined by the Committee or Board, but in no event shall the term of an incentive stock option exceed a period of ten (10) years from the date of its grant.

             (d) Maximum Per Participant. The aggregate Fair Market Value of the stock for which an incentive stock option is exercisable by a Participant for the first time during any calendar year under the Plan and any other plans of the Company or its subsidiaries shall not exceed $100,000.

             (e) Exercise of Option. The Committee or Board shall prescribe the manner in which a Participant may exercise an option which is not inconsistent with the provisions of this Plan. An option may be exercised, subject to limitations on its exercise and the provisions of subparagraph (g), from time to time, only by (i) providing written notice of intent to exercise the option with respect to a specified number of shares, and (ii) payment in full to the Company of the option price at the time of exercise. Payment of the option price may be made (i) by delivery of cash and/or securities of the Company having a then Fair Market Value equal to the option price, or (ii) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the option price.

             (f) Transferability of Option. The options are not transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Participant only by the Participant, except that a Participant may, to the extent allowed by the Committee or Board and in a manner specified by the Committee or Board, (a) designate in writing a beneficiary to exercise the option after the Participant's death, and (b) transfer any option.

             (g) Termination of Employment. In the event a Participant leaves the employ of the Company and/or its subsidiaries whether voluntarily or by reason of dismissal, disability or retirement, all rights to exercise an option shall terminate immediately unless otherwise determined by the Committee or Board or provided in the option agreement granted to such Participant.

             (8) Capital Adjustment Provisions. In the event of any change in the shares of common stock of the Company by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), stock split, reorganization, merger, consolidation, spin-off, recapitalization, split-up, combination or exchange of shares, or otherwise, the aggregate number and class of shares available under this Plan, the number and class of shares subject to each outstanding Award, and the exercise price for shares subject to each outstanding option, shall be appropriately adjusted by the Committee or Board, whose determination shall be conclusive.

             (9) Termination and Amendment of Plan. The Plan shall terminate on November 22, 2006, unless sooner terminated as hereinafter provided. The Board may at any time terminate the Plan, or amend the Plan as it shall deem advisable including (without limiting the generality of the foregoing) any amendments deemed by the Board to be necessary or advisable to assure the Company's deduction under Section 162(m) of the Code for all Awards granted under the Plan, to assure conformity of the Plan and any incentive stock options granted thereunder to the requirements of Section 422 of the Code and to assure conformity with any requirements of other state or federal laws or regulations; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by (i) the Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted under the Plan or to enable the Company to comply with the provisions of
   Section 162(m) of the Code) or (ii) the listing requirements of any principal securities exchange or market on which the shares are then traded (in order to maintain the listing or quotation of the shares thereon). No termination or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under any Award previously granted.

             (10) Rights of Employees. Nothing in this Plan or in any Awards shall interfere with or limit in any way the right of the Company and any of its subsidiaries to terminate any Participant's or employee's employment at any time, nor confer upon any Participant or employee any right to continue in the employ of the Company or any of its subsidiaries.

             (11) Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to shares covered by any option until the date of issuance of the stock certificate to such Participant and only after such shares are fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock is issued.

             (12) Tax Withholding. The Company may deduct and withhold from any cash otherwise payable to a Participant such amount as may be required for the purpose of satisfying the Company's obligation to withhold Federal, state or local taxes in connection with any Award. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Participant pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

             A Participant may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of stock otherwise issuable to the Participant. The election shall be made in writing and shall be made according to such rules and in such form as the Committee or Board may determine.

             (13) Miscellaneous. The grant of any Award under the Plan may also be subject to other provisions as the Committee or Board determines appropriate, including, without limitation, provisions for (a) one or more means to enable Participants to defer recognition of taxable income relating to Awards, which means may provide for a return to a Participant on amounts deferred as determined by the Committee or Board; (b) the purchase of stock under options in installments; and (c) compliance with federal or state securities laws and stock exchange or Nasdaq National Market requirements.

             (14) Agreements. Awards granted pursuant to the Plan shall be evidenced by written agreements in such form as the Committee or Board shall from time to time adopt.

             (15) Governing Law. The Plan and all determinations made and actions taken pursuant thereto shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

                             LACROSSE FOOTWEAR, INC.
                       1997 ANNUAL MEETING OF SHAREHOLDERS
           This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints George W. Schneider, Frank J. Uhler, Jr. and Patrick K. Gantert, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of LaCrosse Footwear, Inc. held of record by the undersigned on April 18, 1997, at the annual meeting of shareholders to be held on June 12, 1997, or any adjournment or postponement thereof.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees and "FOR" the approval of the LaCrosse Footwear, Inc. 1997 Employee Stock Incentive Plan.

     PLEASE DETACH BELOW, SIGN, DATE AND RETURN USING THE ENVELOPE PROVIDED
   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                   LACROSSE FOOTWEAR, INC. 1997 ANNUAL MEETING

    1.   ELECTION OF     1 - Patrick K.      [_]  FOR all    [_]  WITHHOLD
         DIRECTORS:          Gantert              nominees        AUTHORITY
         Terms expiring                           listed to       to vote
         at the          2 - Virginia F.          the left        for all
         2000 Annual         Schneider            (except         nominees
         Meeting                                  as speci-       listed
                         3 - Luke E. Sims         fied            to the
                                                  below).         left.

    (Instructions: To withhold authority to
    vote for any indicated nominee,            [--------------------------]
    write the number(s) of the nominee(s)      [                          ]
    in the box provided to the right.)         [--------------------------]

    2.  TO APPROVE THE LACROSSE
        FOOTWEAR, INC. 1997             [_]  FOR  [_]  AGAINST   [_] ABSTAIN
        EMPLOYEE STOCK INCENTIVE PLAN:

    3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


    Address Change?          Date______________, 1997         NO. OF SHARES
    Mark Box        [_]
    Indicate changes below:

                [_] Please check this box      [-------------------------]
                    if you plan to attend      [                         ]
                    the Annual Meeting         [                         ]
                                               [                         ]
                Number of persons attending:___[                         ]
                                               [-------------------------]
                                     Signature(s) in Box
                                     Please sign exactly as name appears
                                     hereon.  When shares are held by joint
                                     tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.